Exhibit 10.69

CONSTANT CONTACT, INC.

Incentive Stock Option Agreement (for Executives)

Granted Under 2011 Stock Incentive Plan

1. Grant of Option.

This agreement evidences the grant by Constant Contact, Inc., a Delaware corporation (the “Company”), on [                    ], 20[    ] (the “Grant Date”) to [                    ], an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2011 Stock Incentive Plan (the “Plan”), a total of [            ] shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”) at $[            ] per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on [                    ] (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) to the extent permitted by such section, and with any additional portions treated as a nonstatutory stock option. Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

(a) General Vesting. This option will become exercisable (“vest”) as to [    ]% of the original number of Shares on [                    ] (the “Vesting Commencement Date”) and as to an additional [    ]% of the original number of Shares at the end of each successive [                    ] period following the Vesting Commencement Date until [                    ]. The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

(b) Change of Control. If, following a Change of Control (as defined below), the Participant’s employment with the Company is terminated (i) by the Company, or its successor, without Cause (as defined in Section 3(e) below) or (ii) by the Participant for Good Reason (as defined below), in either case prior to the one year anniversary of such Change of Control, all then unvested Shares shall automatically vest and become exercisable, and may thereafter be exercised for 12 months (or if sooner, until the expiration of this option).

For the purposes of this agreement, “Change of Control” shall mean (i) the consolidation or merger of the Company with or into any other corporation or other entity (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the outstanding securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction), (ii) the sale of all or substantially all of the properties and assets of the Company as an entirety to any other person, or (iii) the sale or transfer, in a single transaction or series of related transactions, of outstanding capital stock representing at least a majority of the voting power of the outstanding capital stock of the Company immediately following such transaction; provided that, to the extent necessary for compliance with Section 409A, the Change of Control must also be a change in ownership or effective control of the Company (within the meaning of Treasury Regulation Section 1.409A-3(i)(5) or any successor regulation).

For purposes of this agreement, “Good Reason” shall have the meaning set forth in any employment, severance, or other agreement between the Participant and the Company, and if no such other definition exists, then “Good Reason” shall mean the occurrence, without the Participant’s written consent, of any of the following events or circumstances:

(1) a material diminution in the Participant’s authority, duties or responsibilities;

(2) a material diminution in the Participant’s base salary except to the extent that such reduction affects all executive officers (or employees, as applicable) of the Company to a comparable extent;

(3) a material change by the Company in the geographic location at which the Participant performs the Participant’s principal duties for the Company; or

(4) any action or inaction by the Company that constitutes a material breach of this agreement.

Notwithstanding the occurrence of any event or circumstance described in the foregoing clauses (1) through (4) above or anything else to the contrary in this agreement, no such event or circumstance shall be deemed to constitute Good Reason (and no termination of employment by the Participant in connection therewith shall constitute a termination for Good Reason) unless (x) no later than 90 days after the first occurrence of such event or circumstance, the Participant shall have delivered to the Company a notice of termination that specifies that the Participant is terminating employment with the Company for Good Reason and describes in reasonable detail the event or circumstance alleged to constitute Good Reason and (y) the Company fails to fully correct such event or circumstance within the 30-day period following the date of delivery of such notice. If the Company does not fully correct such event or circumstance during the 30-day cure period contemplated by the foregoing clause (y), the notice of termination for Good Reason given by the Participant shall become effective, and the Participant’s employment will end, on the later of such 30th day or the date of termination specified in such notice, but not more than 120 days after the date of delivery of such notice of termination.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in a form (which may be electronic) approved by the Company, and received by the Company or its designated third-party administrator, accompanied by this agreement and payment in full in the manner provided in the Plan or transmitted or signified in such other manner as provided at the time of exercise by the Company or such administrator. For purposes hereof, “third-party administrator” means E*Trade Corporate Financial Services, Inc. or any successor third-party stock option administrator designated by the Company from time to time. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in Section 2(b) or this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer, or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in Section 2(b) above or paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment. If the Participant is party to an employment, severance, or other agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

4. Withholding.

(a) No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

(b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

5. Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6. Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

CONSTANT CONTACT, INC.

By:
	Name:	Gail F. Goodman
	Title:	President

[Signature Page to Incentive Stock Option Agreement (for Executives)

Granted Under 2011 Stock Incentive Plan]

PARTICIPANT’S ACCEPTANCE

By signing below (or by accepting the foregoing option through such other means as may be established by the Company or its third-party administrator from time to time), the Participant accepts the foregoing option and agrees to the terms and conditions thereof and acknowledges receipt of a copy of the Plan.

PARTICIPANT:

Name:

Address:

Dated:

[Signature Page to Participant’s Acceptance]